Exhibit (a)(64)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND REDESIGNATION OF SERIES

Effective: _December 17, 2007_______________

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.

The “ING SmallCap Value Choice Fund” is redesignated the “ING SmallCap Value Multi-Manager Fund.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of

Amendment of Declaration of Trust and Redesignation of Series.

/s/Colleen D. Baldwin____________________ Colleen D. Baldwin, as Trustee	/s/Patrick W. Kenny____________________ Patrick W. Kenny, as Trustee
/s/John V. Boyer_______________________ John V. Boyer, as Trustee	/s/Shaun P. Mathews___________ Shaun P. Mathews, as Trustee
/s/Patricia W. Chadwick_______________ Patricia W. Chadwick, as Trustee	/s/Sheryl K. Pressler___________ Sheryl K. Pressler, as Trustee
/s/Robert W. Crispin__________________ Robert W. Crispin, as Trustee	/s/David W.C. Putnam______________ David W. C. Putnam, as Trustee
/s/Peter S. Drotch_____________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent___________________ Roger B. Vincent, as Trustee
/s/J. Michael Earley_________________ J. Michael Earley, as Trustee